Exhibit 99.3

GESHER I ACQUISITION CORP.
PO Box 309, Ugland House

Grand Cayman, KY1-1104, Cayman Islands

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

FORM OF PROXY CARD
FOR THE EXTRAORDINARY GENERAL MEETING OF
GESHER I ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ezra Gardner and Christopher Coward (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting of Gesher I Acquisition Corp. (“Gesher”) to be held at [•] on [•], 202_ solely over the Internet by means of a live audio webcast at [•], and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1)	Proposal One — The Business Combination Proposal — to approve and adopt the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination, whereby Merger Sub I will merge with and into Gesher, with Gesher surviving the First Merger as a wholly-owned subsidiary of Freightos, and immediately following the First Merger and as part of the same overall transaction, Gesher (as the surviving entity of the First Merger), will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of Freightos.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal Two — The Merger Proposal — to approve and adopt the First Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal Three — The Charter Proposals — to approve and adopt the Amended and Restated Memorandum and Articles of Association of Freightos Limited, to be effective as of the Closing of the Business Combination, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal Four — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt one or more proposals presented to shareholders for a vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date:	___________, 202_
Signature
Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

▲ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▲